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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(A) of
the Securities and Exchange Act of 1934

Check the appropriate box:
☐	Preliminary proxy statement
☐	Confidential, for use of the Commission only
☒	Definitive proxy statement
☐	Definitive additional materials
☐	Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
MONOLITHIC SYSTEM TECHNOLOGY, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person (s) Filing Proxy Statement, if other than Registrant)

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1020 Stewart Drive
Sunnyvale, CA 94085

Dear Stockholder,

        You are cordially invited to attend the 2002 Annual Meeting of Stockholders (the "Annual Meeting") of Monolithic System Technology, Inc., a Delaware corporation (the "Company"), to be held at 9:30 a.m. (PDT) on May 9, 2002 at the Company's corporate headquarters located at 1020 Stewart Drive, Sunnyvale, CA 94085.

        The matters expected to be acted upon at the meeting are described in detail in the following Notice of the 2002 Annual Meeting of Stockholders and Proxy Statement.

        It is important that your shares be represented and voted at the meeting. Whether you plan to attend the Annual Meeting or not, it is important that you promptly complete, sign, date and return the enclosed proxy card in accordance with the instructions set forth on the proxy card. This will ensure your proper representation at the Annual Meeting. Returning the proxy does not deprive you of your right to attend the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

        On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company. We look forward to seeing you at the Annual Meeting.

Sincerely, /s/ FU-CHIEH HSU Fu-Chieh Hsu
First mailed to stockholders on or about April 5, 2002	Chairman of the Board, President and Chief Executive Officer

YOUR VOTE IS IMPORTANT. PLEASE REMEMBER TO PROMPTLY RETURN YOUR PROXY.

MONOLITHIC SYSTEM TECHNOLOGY, INC.
NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS
To be held on May 9, 2002

To the Stockholders of Monolithic System Technology, Inc.:

        NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Stockholders (the "Annual Meeting") of Monolithic System Technology, Inc., a Delaware corporation (the "Company"), will be held on May 9, 2002 at the Company's corporate headquarters located at 1020 Stewart Drive, Sunnyvale, California at 9:30 a.m. Pacific Daylight time for the following purposes:

          1.    To elect five members of the Board of Directors to hold office until the next Annual Meeting of Stockholders or until their respective successors have been elected or appointed. The nominees are Carl E. Berg, Fu-Chieh Hsu, Denny R.S. Ko, Wingyu Leung and Wei Yen.

          2.    To ratify the appointment of the accounting firm of Ernst & Young LLP as independent auditors for the Company for the fiscal years ending December 31, 2001 and 2002.

          3.    To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The Board of Directors has fixed the close of business on March 25, 2002 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. A list of such stockholders will be available for inspection at the principal office of the Company.

        All stockholders are cordially invited to attend the Annual Meeting. However, to ensure your representation, you are requested to complete, sign, date and return the enclosed proxy as soon as possible in accordance with the instructions on the proxy card. A return addressed envelope is enclosed for your convenience. Any stockholder attending the Annual Meeting may vote in person even though the stockholder has returned a proxy card previously. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

                      BY ORDER OF THE BOARD OF DIRECTORS

                      /s/                        F. JUDSON MITCHELL

                      F. Judson Mitchell
                      Secretary

Sunnyvale, California
March 25, 2002

MONOLITHIC SYSTEM TECHNOLOGY, INC.
1020 Stewart Drive
Sunnyvale, California 94085

PROXY STATEMENT

GENERAL INFORMATION

        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Monolithic System Technology, Inc., a Delaware corporation (the "Company"), of proxies, in the accompanying form, to be used at the 2002 Annual Meeting of Stockholders (the "Annual Meeting") to be held on May 9, 2002 at the Company's corporate headquarters located at 1020 Stewart Drive, Sunnyvale, California at 9:30 a.m. Pacific Daylight time and any adjournments thereof (the "Annual Meeting").

        This Proxy Statement and the accompanying proxy card are being mailed on or about April 5, 2002 to all stockholders entitled to notice of and to vote at the Annual Meeting.

SOLICITATION AND VOTING PROCEDURES

        Shares represented by valid proxies in the form enclosed, received in time for use at the Annual Meeting and not revoked at or prior to the Annual Meeting, will be voted at the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company's common stock, par value $0.01 per share ("Common Stock"), is necessary to constitute a quorum at the Annual Meeting. Holders of Common Stock are entitled to one vote per share on all matters. An automated system administered by the Company's transfer agent tabulates stockholder votes submitted by proxy, and an officer of the Company will tabulate votes cast in person at the Annual Meeting. With respect to the tabulation of proxies for purposes of constituting a quorum, abstentions and broker non-votes are treated as present, but will not be counted as votes cast at the Annual Meeting with respect to any proposal.

        An affirmative vote of a plurality of the shares present or represented at the Annual Meeting and entitled to vote is required for Proposal No. 1 regarding the election of directors. An affirmative vote of the holders of a majority of the votes cast affirmatively or negatively at the Annual Meeting is necessary for approval of Proposal No. 2 to ratify the appointment of independent auditors. All proxies will be voted as specified on the proxy cards submitted by stockholders, if the proxy is properly executed and is received by the Company prior to the close of voting at the Annual Meeting or any adjournment or postponement thereof. If no choice has been specified, a properly executed and timely proxy will be voted for Proposals Nos. 1 and 2, which are described in detail elsewhere in this Proxy Statement.

        The close of business on March 25, 2002 has been fixed as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting. Only holders of Common Stock of the Company at the close of business on March 25, 2002 will be entitled to notice of and to vote at the Annual Meeting. As of that date, the Company had 29,593,312 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock is entitled to one vote per share.

        The cost of soliciting proxies, including expenses in connection with preparing and mailing of this Proxy Statement, will be borne by the Company. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. The Company will reimburse brokerage firms and other persons representing beneficial owners of Common Stock for their expenses in forwarding proxy material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, electronic facsimile transmission and other electronic means, and personal solicitation by the Directors, officers or employees of the Company. No additional compensation will be paid to Directors, officers or employees for such solicitation. The Company has retained Wells Fargo Shareowner Services to assist in the distribution of proxies for a fee estimated to be approximately $2,500.00 plus reasonable out-of-pocket expenses.

        Copies of the Company's 2001 annual report on Form 10-K are being mailed to stockholders with this Proxy Statement. A copy of the Company's annual report on Form 10-K for the fiscal year ended December 31, 2001, as filed with the Securities and Exchange Commission, excluding exhibits, may be obtained by stockholders without charge by making a request through the Company's website "Investor Information" pages at www.mosys.com or by written request addressed to: Investor Relations, Monolithic System Technology, Inc., 1020 Stewart Drive, Sunnyvale, California 94085.

REVOCABILITY OF PROXIES

        You can revoke your proxy at any time before the voting at the Annual Meeting by sending a properly signed written notice of your revocation to the Secretary of the Company, by submitting another proxy that is properly signed and bearing a later date or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not itself revoke an earlier submitted proxy. You should direct any written notices of revocation and related correspondence to: Monolithic System Technology, Inc., 1020 Stewart Drive, Sunnyvale, California 94085, Attention: Secretary.

BOARD OF DIRECTORS

Directors

        The Company's bylaws provide that the number of Directors is determined by resolution of the Board of Directors until changed by approval of the stockholders or a majority of the Directors. The number of Directors is currently set at five. Each Director is elected to serve until the next annual meeting of stockholders, and until the election and qualification of his or her successor or his or her earlier resignation or removal.

        The names of the Company's Directors as of March 25, 2002 and certain information about them are set forth below:

Name	Age	Position(s) with the Company
Fu-Chieh Hsu	45	Chairman of the Board, President and Chief Executive Officer
Wingyu Leung	47	Executive Vice President, Chief Technical Officer and Director
Carl E. Berg(1) (2)	64	Director
Denny R.S. Ko(1) (2)	61	Director
Wei Yen(1) (2)	47	Director

(1)
Member of Audit Committee

(2)
Member of Compensation Committee.

        Fu-Chieh Hsu.    Dr. Hsu has served as our Chairman of the Board since September 1991 and as our President and Chief Executive Officer since April 1992. Dr. Hsu also served as our Chief Financial Officer from April 1992 until May 1996. Prior to joining the Company, Dr. Hsu was the President and Chairman of the Board of Myson Technology, Inc., a developer of high performance semiconductor products, from August 1990 to August 1991. From May 1985 to August 1990, Dr. Hsu served as Vice President and Chief Technology Officer of Integrated Device Technology, Inc., a developer of high performance semiconductor products and modules. Dr. Hsu holds a B.S. in electrical engineering from National Taiwan University and M.S. and Ph.D. in electrical engineering from the University of California at Berkeley.

        Wingyu Leung.    Dr. Leung has served as our Vice President, Engineering, and Chief Technical Officer and as a member of our Board of Directors since April 1992. Dr. Leung also served as our Secretary from April 1992 until May 1996 and again from May 1997 until August 2000. Prior to joining our company, Dr. Leung served as a technology consultant to several high technology companies, including Rambus, Inc., or Rambus, a developer of a high-speed chip-to-chip interface technology. Prior to that time, Dr. Leung served as a member of the technical staff of Rambus, and as a senior engineering manager at Integrated Device Technology, Inc., where he managed and participated in circuit design activities. Dr. Leung holds a B.S. in electrical engineering from the University of Maryland, M.S. in electrical engineering from the University of Illinois and a Ph.D. in electrical engineering and computer science from the University of California at Berkeley.

        Carl E. Berg.    Mr. Berg has served as a member of our Board of Directors since September 1992. Since 1997, Mr. Berg has served as the Chairman of the Board and Chief Executive Officer of Mission West Properties, Inc., a real estate investment trust. Mr. Berg also manages the sole general partner of West Coast Venture Capital Limited, L.P., one of our principal stockholders. Mr. Berg has been actively engaged in the ownership, development and management of industrial real estate and in venture capital investment for over 30 years. He currently serves as a member of the Board of Directors for Valence Technology, Inc., a developer of advanced rechargeable battery technology, FOCUS Enhancements, Inc., a developer of video scan conversion products, and Systems Integrated Research Plc, a provider of educational software. Mr. Berg holds a B.A. in business from the University of New Mexico.

        Denny R. S. Ko.    Dr. Ko has served as a member of our Board of Directors since May 1994. Dr. Ko has been managing general partner of DynaFund Ventures, a venture capital firm, since August 1997. Dr. Ko also serves as Chairman of the Board of Dynamic Technologies, Inc., a technical research, engineering and consulting company, which he founded in 1976. Dr. Ko holds a B.S. in mechanical engineering from National Taiwan University, M.S. in aeronautical sciences from the University of California at Berkeley and Ph.D. in aeronautics and applied mathematics from the California Institute of Technology.

        Wei Yen.    Dr. Yen was appointed to our Board of Directors on August 15, 2000. In 2000, Dr. Yen co-founded RouteFree Inc., an audio/video network company, and iKuni, an artificial intelligence company, and has served each company as its Chairman of the Board since formation. In 1997, he co-founded ArtX Incorporated and served as its Chairman of the Board until 2000, when it was acquired by ATI Technologies. In 1995, he co-founded Navio Communications and served as its Chief Executive Officer until 1997 when it merged with Network Computers Incorporated, now Liberate Technologies. From 1988 to 1995, Dr. Yen was a Senior Vice President at Silicon Graphics, Inc., where he oversaw all five product divisions and two subsidiaries. Dr. Yen was President of Mips Technologies from 1992 to 1993. He currently serves as a director of the Acer Groups. Dr. Yen received his Ph.D. in electrical engineering from Purdue University.

Committees of the Board of Directors and Meetings

        The Company's Board of Directors has standing Audit and Compensation Committees. Carl E. Berg, Denny R.S. Ko and Wei Yen are the current members of both the Audit Committee and the Compensation Committee. Fu-Chieh Hsu participates in all Compensation Committee discussions and decisions regarding salaries and incentive compensation for all of our employees and consultants, except that he is excluded from discussions regarding his own salary and incentive compensation.

        During the fiscal year ended December 31, 2001, there were eight meetings of the Board of Directors, four meetings of the Audit Committee and nine meetings of the Compensation Committee, including telephonic meetings. All directors attended at least 75% of the meetings of the Board held during the period for which they were a Director during the fiscal year ended December 31, 2001. In addition, the members of the Board of Directors and the Compensation Committee acted at various times by unanimous written consent pursuant to Delaware law.

Audit Committee Report

        The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company's independent public accountants, the scope of the annual audits, fees to be paid to the Company's accountants, the performance of the Company's accountants, the audit report on the Company's consolidated financial statements following completion of the audit and the accounting practices of the Company with respect to internal accounting and financial controls. A copy of the Company's Audit Committee Charter, as amended, dated August 15, 2000 is attached to this Proxy Statement as Appendix A.

        During the fiscal year ended December 31, 2001, the members of the Audit Committee were Messrs. Berg, Ko and Yen. The Company believes that Messrs. Berg, Ko and Yen are independent within the meaning of Rule 4200(a)(15) of the National Association of Securities Dealers' ("NASD") listing standards.

        The Audit Committee has reviewed and discussed the audited financial statements of the Company for fiscal year 2001 with management and the Company's independent public accountants, Ernst & Young LLP ("E&Y"). The Committee discussed with its independent public accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). E&Y provided the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee has discussed E&Y's independence with members of that firm. The Audit Committee received written confirmations from management with respect to the non-audit services provided by E&Y and has considered whether the provision of such services is compatible with maintaining the auditor's independence. The Audit Committee has determined that the rendering of such services by E&Y is compatible with maintaining the auditors' independence.

        Based on the discussions with E&Y concerning the audit, the independence discussions and the financial statement review, and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board of Directors that the Company's financial statements for the fiscal year ended December 31, 2001 be included in its 2001 Annual Report on Form 10-K filed with the Securities and Exchange Commission.

The Audit Committee of the Board of Directors:

Carl E. Berg Denny R.S. Ko Wei Yen

Compensation of Directors

        Members of our Board of Directors do not receive compensation for their services as Directors. Under our 1996 Stock Plan, we authorized the grant of options to purchase 10,000 shares of our Common Stock in each of six consecutive years to Dr. Berg and Dr. Ko for the years beginning in each March of 1997 through 2002. Options were granted to purchase 10,000 shares of Common Stock in each of four consecutive years to Dr. Yen for the years beginning in each August 2000 through 2003. All of these options vest at a rate of approximately 833 shares each month in the year.

        Our 2000 Employee Stock Option Plan provides that options will be granted to our non-employee Directors pursuant to an automatic, nondiscretionary grant mechanism. Each non-employee director will receive automatically a grant of an option to purchase 10,000 shares of our common stock each year. Each option will be granted at the fair market value of the Common Stock on the date of grant. The options granted to non-employee Directors will vest at a rate of approximately 833 shares each month. Under the 2000 plan, additional options were granted to purchase 10,000 shares of Common Stock to Mr. Berg and Dr. Ko for the year beginning March 2003 and to Dr. Yen for the year beginning August 2004. No additional options will be granted to our non-employee Directors in any year for which the director has already been granted options in a like or greater number.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following Summary Compensation Table sets forth summary information as to compensation received by our Chief Executive Officer and each of the four other most highly compensated persons who were serving as executive officers of the Company as of December 31, 2001 (collectively, the "named executive officers") for services rendered to the Company in all capacities during the three fiscal years ended December 31, 2001.

Long-term Compensation
Annual Compensation
Name				Securities Underlying Options
	Year	Salary($)	Bonus($)
Fu-Chieh Hsu Chairman of the Board, President and Chief Executive Officer	2001 2000 1999	$238,000 227,231 210,000	$57,040 13,000 —	60,000 45,000 35,000
Wingyu Leung Executive Vice President and Chief Technical Officer and Director	2001 2000 1999	198,000 188,965 175,002	57,040 13,000 —	50,000 40,000 30,000
Mark-Eric Jones Vice President and General Manager—Intellectual Property	2001 2000 1999	184,000 176,554 170,000	35,650 8,125 —	40,000 30,000 36,000
Andre Hassan Vice President and General Manager—Discrete Products	2001 2000 1999	148,875 123,923 110,539	24,585 4,875 —	40,000 30,000 60,000
Judson Mitchell (1) Vice President, Finance & Administration, Chief Financial Officer and Secretary	2001 2000	156,718 77,712	7,455 —	30,000 250,000

(1)
Mr. Mitchell was hired in July 2000.

Option Grants in Last Fiscal Year

        The following table provides information regarding the grant of stock options during fiscal year 2001 to the named executive officers.

					Potential realizable value at assumed annual rates of stock price appreciation for option term (4)
	Number of securities underlying options granted (1)	% of total options granted to employees in 2001 (2)
			Exercise Price (3)	Expiration Date
					5%	10%
Fu-Chieh Hsu	60,000	5.04%	$11.00	7/11/2011	$415,070	$1,051,870
Wingyu Leung	50,000	4.20%	11.00	7/11/2011	345,892	876,558
Mark-Eric Jones	40,000	3.36%	11.00	7/11/2011	276,714	701,247
Andre Hassan	40,000	3.36%	11.00	7/11/2011	276,714	701,247
Judson Mitchell	30,000	2.52%	11.00	7/11/2011	207,535	525,935

(1)
Options are incentive stock options to the extent qualified and nonstatutory options otherwise. The options generally terminate 90 days following the executive's employment with the Company or the expiration date, whichever occurs earlier. Options vest as to 25% of the shares subject to each option on May 16, 2002 and 1/36th of the shares subject to each option vest monthly thereafter.

(2)
The percentage of total options granted is based upon options to purchase an aggregate of 1,190,540 shares of Common Stock granted during the fiscal year ended December 31, 2001 to Company employees, including the named executive officers and outside directors.

(3)
All options were granted at an exercise price equal to the fair market value of the Company's Common Stock on the grant date calculated as the closing price on the Nasdaq National Market on July 11, 2001.

(4)
Amounts were calculated by assuming that the market price of the Common Stock appreciates 5% and 10% each year from the date of grant of the options until the expiration of the options. These assumed annual rates of appreciation were used in compliance with the rules of the SEC and are not intended to forecast future price appreciation of the Common Stock. The actual value realized from the options could be substantially higher or lower than the values reported above, depending upon the future appreciation or depreciation of the Common Stock during the option period and the timing of the exercise of the options. Unless the executive officer remains employed until he vests in the option shares and the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Values

        The following table provides information regarding the aggregate exercises of options by each of the named executive officers. In addition, this table includes the number of shares covered by both exercisable and unexercisable stock options as of December 31, 2001, and the value of "in-the-money" options, which values represent the positive spread between the exercise price of any such options and the fiscal year-end value of the Company's Common Stock.

			Number of Securities Underlying Unexercised Options At December 31, 2001
					Value of in-the Money Options At December 31, 2001 (3)
	Shares acquired on exercise	Value Realized (1)	Exercisable (2)
				Unexercisable	Exercisable	Unexercisable
Fu-Chieh Hsu	—	$—	185,500	60,000	$3,330,565	$576,000
Wingyu Leung	—	—	140,000	50,000	2,464,000	480,000
Mark-Eric Jones	50,000	635,000	336,000	40,000	6,333,600	384,000
Andre Hassan	50,000	851,500	181,000	40,000	3,337,600	384,000
Judson Mitchell	—	—	200,000	30,000	2,520,000	288,000

(1)
Value based on the fair market value of Common Stock on the date of exercise less the option exercise price.

(2)
Pursuant to the option agreements regarding these grants, the option holders may elect to exercise all or any part of their vested and unvested options at any time. Any shares of Common Stock received by the optionee on exercise of unvested options become subject to our right of repurchase pursuant to a restricted stock purchase agreement. The number of shares so obtained that are subject to our right of repurchase decreases over time in accordance with the vesting schedule applicable to the unvested options exercised. Accordingly, all options granted to the named executive officers under the 1996 plan are deemed to be exercisable for the purpose of the following table.

(3)
Value based on the fair market value of Common Stock of $20.60 on December 31, 2001, less the option exercise price.

Employment Contracts, Termination of Employment and Change-in-Control Agreements

        We currently have confidentiality and invention assignment agreements in place with the named executive officers. We do not, however, have any compensatory plan or arrangement with the named executive officers that is activated upon the resignation, termination or retirement of any of these executive officers or upon a change in control of our company.

        The employment offer letter between us and our Chief Financial Officer, F. Judson Mitchell, provides for the immediate vesting of all 250,000 shares of Common Stock subject to options granted to Mr. Mitchell upon the termination of his employment without cause or a material reduction in his duties or compensation in connection with or within 12 months following a change of control of the Company. At December 31, 2001, 88,542 shares subject to options had vested under the terms of this option grant. In addition, the letter provides that Mr. Mitchell will receive a severance payment of one fourth of his annual salary if he is terminated at any time without cause. The letter defines cause to mean an intentional, material act of fraud or dishonesty in connection with his employment, his conviction of a felony, his willful act injurious to us or his willful failure to perform substantially his duties.

Loans to Officers and Directors

        On September 1, 2000, Mr. Mitchell exercised options to purchase 50,000 shares of Common Stock. In consideration for this purchase, Mr. Mitchell issued to us a full recourse promissory note in the amount of $400,000, which was secured by the shares of Common Stock. Mr. Mitchell repaid the note and all accrued interest in November 2001.

SHARE OWNERSHIP

        The following table sets forth certain information as of February 28, 2002, concerning the ownership of Common Stock by (i) each stockholder of the Company known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each current member of the Board of Directors of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table appearing under "Executive Compensation," above and (iv) all current Directors and executive officers of the Company as a group.

        Beneficial ownership is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, and includes all shares over which the beneficial owner exercises voting or investment power. Options and warrants to purchase common stock that are presently exercisable or exercisable within 60 days of February 28, 2002 and are included in the total number of shares beneficially owned for the person holding those options or warrants are considered outstanding for the purpose of calculating percentage ownership of the particular holder. The Company has relied on information supplied by its officers, directors and certain stockholders and on information contained in filings with the SEC. Except as otherwise indicated, and subject to community property laws where applicable, we believe, based on information provided by these persons, that the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

Name (1)	Number of Shares Beneficially Owned	Shares Issuable on Exercise of Outstanding Options Within 60 days of February 28, 2002	Percent of Outstanding Shares (2)
West Coast Venture Capital Limited L.P. c/o Carl E. Berg 10050 Bandley Drive Cupertino, CA 95014	2,429,828	—	8.2%
Current Directors
Fu-Chieh Hsu (3)	3,705,000	175,000	12.5%
Wingyu Leung (4)	3,705,000	140,000	12.5%
Carl E. Berg (5)	2,494,826	60,000	8.4%
Denny Ko (6)	1,237,808	60,000	4.2%
Wei Yen	290,000	40,000	1.0%
Named Executive Officers who are not Directors
Mark-Eric Jones	336,000	336,000	1.1%
Andre Hassan	182,832	181,916	*
Judson Mitchell	200,789	200,789	*
All directors and executive officers as a group (8 persons)	12,152,255	1,193,705	39.5%

*
Represents holdings of less than one percent.

(1)
Unless indicated otherwise, the address of each person listed in the table is c/o Monolithic System Technology, Inc., 1020 Stewart Drive, Sunnyvale, California 94085.

(2)
The percentage of beneficial ownership is based on 29,582,513 shares of Common Stock outstanding as of February 28, 2002 and excluding all shares of Common Stock issuable upon the exercise of outstanding options other than the shares so issuable upon the exercise of options held by the named person.

(3)
Includes 480,000 shares of Common Stock held by Dr. Hsu as trustee for trusts established for the benefit of Dr. Hsu's children and 40,000 shares of Common Stock held directly by such children.

(4)
Includes 600,000 shares of Common Stock held by Dr. Leung as trustee of trusts established for the benefit of Dr. Leung's children.

(5)
Includes 2,429,828 shares of Common Stock held by West Coast Venture Capital, Inc. ("West Coast"). Mr. Berg is a director and the President of Berg & Berg Enterprises, LLC, the sole general partner of West Coast. As such, he may be deemed to own beneficially all shares owned by West Coast. Mr. Berg also is a limited partner of West Coast. Also includes 4,998 shares owned by Mr. Berg's wife.

(6)
Includes 874,348 shares held by DynaTech Capital LLC ("DynaTech"). Dr. Ko is a director and the President and Chief Executive Officer of DynaTech. Also includes (a) 112,448 shares held by The Ko Family Trust of which Dr. Ko is a trustee and (b) 15,000 shares held by Dr. Ko's wife.

PERFORMANCE GRAPH

        The following graph compares cumulative total stockholder return on the Company's Common Stock with that of the S&P 500 Index and the S&P Technology Sector Index. The comparison assumes that $100 was invested on June 28, 2001 (the date of the Company's initial public offering) in the Company's Common Stock, the stocks included in the S&P 500 and the stocks included in the S&P Technology Sector Index.

        The comparisons shown in the graph below are based upon historical data, and the Company cautions that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of the Company's Common Stock. Information used in the graph was obtained from Standard and Poor's website, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

COMPARISON OF SIX MONTH CUMULATIVE TOTAL RETURN
AMONG MONOLITHIC SYSTEM TECHNOLOGY, INC., THE S&P 500
INDEX AND THE S&P TECHNOLOGY SECTOR INDEX

        [The following descriptive data is supplied in accordance with Rule 304(d) of Regulation S-T:]

	Cumulative Total Return
	6/28/2001	12/31/2001
MONOLITHIC SYSTEM TECHNOLOGY, INC.	100.00	206.00
S & P 500	100.00	93.63
S & P TECHNOLOGY SECTOR	100.00	89.44

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Since January 1, 2001, the Company has not entered into any material transaction with any of its Directors, executive officers or holders of more than 5% of the Company's Common Stock, or with any persons in which Directors, executive officers or such stockholders have direct or indirect material interests.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's Directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, officers and greater than ten percent holders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. Based on the Company's review of the forms it has received and on written representations from certain reporting persons that no such forms were required for them, the Company believes that Denny Ko failed to timely file a required report on Form 4 related to a distribution of shares of Common Stock to him from an investment fund in October 2001. In December 2001, Dr. Ko filed a Form 4 that reported the shares of Common Stock he received from the investment fund.

REPORT ON EXECUTIVE COMPENSATION BY THE
COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

        The Compensation Committee (the "Committee") comprises three independent members of the Board of Directors. The Board of Directors has delegated to the Committee responsibility for reviewing, recommending and approving the Company's compensation policies and benefits programs. The Committee also has the principal responsibility for the administration of the Company's stock plans, including approving stock option grants to executive officers.

Compensation Philosophy

        The Company's executive compensation policy is designed to attract and retain qualified executive personnel by providing executives with a competitive total compensation package based in large part on the executive's contribution to the financial and operational success of the Company, the executive's personal performance and increases in stockholder value as measured by the Company's stock price.

Compensation Program

        The compensation package for the Company's executive officers comprises the following three components:

        Base Salary.    The Committee determines the base salary of each executive based on the executive's scope of responsibility, past accomplishments and experience and personal performance, internal comparability considerations and data regarding the prevailing compensation levels for comparable positions in relevant competing executive labor markets. The Committee may give different weight to each of these factors for each executive, as it deems appropriate. In selecting comparable companies for the purpose of setting competitive compensation for the Company's executives, the Committee considers many factors not directly associated with stock price performance, such as geographic location, annual revenue and profitability, organizational structure, development stage and market capitalization.

        Annual Incentive Compensation.    In 2001 and prior years, executive officers could earn annual bonuses set at a percentage of his or her base salary on the basis of the Company's performance as measured against certain pre-established performance measures, principally revenues, and the attainment of individual objectives set for each officer, other than the Company's CEO, based upon the CEO's recommendations. The Committee established the performance objectives for the CEO.

        Stock Options.    The Committee believes that granting stock options to executives and other key employees on an ongoing basis gives them a strong incentive to maximize stockholder value and aligns their interests with those of other stockholders. The Committee determines stock option grants to all executive officers and employees of the Company. In determining the size of stock option grants under the annual bonus program for officers, the Committee takes into account the executive's current position with and responsibilities to the Company in setting the annual target grant. The percentage of the target grant awarded to the officer depends upon the Company's performance against specified revenue, net income and intellectual property licensing revenue objectives for each half of the fiscal year. Generally, each stock option grant allows the executive to purchase shares of the Company's Common Stock at a price per share equal to the market price on the date the option is granted, but the Committee has the power to grant options at a lower price if considered appropriate under the circumstances. Each stock option grant generally becomes exercisable, or vests, in installments over time, contingent upon the executive's continued employment with the Company.

        Compensation of Chief Executive Officer.    In 2001, the compensation for Fu-Chieh Hsu, the Company's Chief Executive Officer, was comprised of the three components described above, and is reviewed annually. In setting Dr. Hsu's compensation package for fiscal year 2001, the Committee intended to provide a base salary competitive with that paid to other chief executive officers in competing executive labor markets, and to make a significant portion of the total compensation package contingent upon the financial and operational performance of the Company. During the fiscal year, the Company paid Dr. Hsu a base salary of $238,000. Dr. Hsu was awarded a total cash bonus of approximately $57,040 based primarily on the Company's achievement of financial and operational targets.

        Compliance with Internal Revenue Code Section 162(m).    Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly-held companies for compensation paid to certain executive officers, to the extent that compensation paid to the officer exceeds $1 million during the Company's taxable year. The compensation paid to the Company's executive officers for the year ended December 31, 2001 did not exceed the $1 million limit per officer. In addition, the Company's employee stock option plans and executive incentive option grants have been structured so that any compensation deemed paid to an executive officer in connection with the exercise of his or her outstanding options with an exercise price per share equal to the fair market value per share of the Common Stock on the grant date will qualify as performance-based compensation that will not be subject to the $1 million limitation. The Committee does not expect to take any action at this time to modify cash compensation payable to the Company's executive officers to avoid the application of Section 162(m).

The Compensation Committee of the Board of Directors: Carl E. Berg Denny R.S. Ko Wei Yen

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Our Compensation Committee is responsible for determining salaries, incentives and other forms of compensation for directors, officers and other employees, and administers our incentive compensation and benefit plans. The Compensation Committee consists of Carl Berg, Denny Ko and Wei Yen. Fu-Chieh Hsu participates in all discussions and decisions regarding salaries and incentive compensation for all of our employees and consultants, but is excluded from discussions regarding his own salary and incentive compensation. During 2001, none of our executive officers served as a member of the board of directors or compensation committee of any entity that had one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee. Neither Messrs. Berg, Ko nor Mr. Yen was an officer or employee of the Company during 2001, or at any other time.

SPECIAL NOTE

        Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Audit Committee Report (including reference to the independence of the Audit Committee members), the Report on Executive Compensation by the Compensation Committee and the Performance Graph are not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes unless specifically so provided in any such filing.

PROPOSAL NO. 1:
ELECTION OF DIRECTORS

        At the Meeting, five Directors (constituting the entire Board of Directors) are to be elected to serve until the next annual meeting of stockholders and until a successor for such Director is elected and qualified, or until the death, resignation or removal of such Director. There are five nominees, all of whom are currently Directors of the Company.

NOMINEES

        Set forth below is information regarding the nominees for election to the Board of Directors:

Name	Age	Position(s) with the Company	First Elected Director
Fu-Chieh Hsu	45	Chairman of the Board, President and Chief Executive Officer	1991
Wingyu Leung	47	Executive Vice President, and Chief Technical Officer and Director	1992
Carl E. Berg	63	Director	1992
Denny R.S. Ko	61	Director	1994
Wei Yen	46	Director	2000

        A plurality of the votes cast at the Annual Meeting is required to elect each nominee as a Director. Unless authority to vote for any of the nominees named above is withheld, the shares represented by the enclosed proxy will be voted FOR the election as Directors of such nominees. Each person nominated has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unavailable or will decline to serve. In the event, however, that any nominee is unable or declines to serve as a Director at the time of the Meeting, the proxies will be voted for any nominee who is designated by the current Board of Directors to fill the vacancy.

        The Board of Directors recommends that the Stockholders vote FOR the election of all of the above nominees.

PROPOSAL NO. 2:
INDEPENDENT PUBLIC ACCOUNTANTS

        The Company is asking the stockholders to ratify and approve the appointment of Ernst & Young LLP ("E&Y") as the Company's independent public accountant for the years ending December 31, 2001 and 2002. PricewaterhouseCoopers, LLP ("PWC") was the Company's independent public accountant for fiscal 2000. On November 12, 2001, PWC the independent public accountant previously engaged as the principal accountant to audit the financial statements of the Company, was dismissed by the Company. There were no disagreements with PWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion on the subject matter of the disagreement.

        During 2001, the Company paid fees to PWC for auditing, services related to the filings with the SEC in connection with the Company's initial public offering, and tax services. The Company was not billed by E&Y during 2001 related to the 2001 annual audit.

        Audit Fees.    Audit fees consisted of professional services rendered in connection with the annual audit for the fiscal years ended December 31, 2000 and 2001, and the reviews of the interim financial statements included in the Company's quarterly reports on Form 10-Q filed in 2001. Total audit fees billed by PWC in 2001 were $109,950. In addition, for the services rendered with respect to the 2001 annual audit, aggregate fees of $100,624 were billed by E&Y in 2002.

        Financial Information Systems Design and Implementation Fees.    In 2001, the independent accountants provided no services to the Company related to financial information system design and implementation.

        Other Fees.    In addition to the fees described above, aggregate fees of $237,687 were billed by PricewaterhouseCoopers LLP during the year ended December 31, 2001 for the following professional services:

Audit-related services (a)	$215,237
Income tax compliance and related tax services	$22,450
  (a)
  Audit related fees include fees in connection with consents and comfort letters and other procedures related to the Company's initial public offering.

        The affirmative vote of the holders of a majority of shares present or represented by proxy and voting at the Annual Meeting will be required to ratify and approve the appointment of E&Y. In the event the stockholders fail to ratify and approve the appointment, the Board of Directors will reconsider its selection. Even if the appointment is ratified and approved, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the Company's and its stockholders' best interests.

        Representatives of E&Y are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

        The Board of Directors recommends that the stockholders vote FOR the proposal to ratify and approve the appointment of Ernst & Young LLP to serve as the Company's independent public accountants for the years ending December 31, 2001 and 2002.

STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

        To be considered for inclusion in the Company's proxy statement relating to the 2003 Annual Meeting of Stockholders, Stockholder proposals must be received no later than the date which is 120 days prior to the mailing date of this Proxy Statement, or November 25, 2002. All stockholder proposals should be addressed to the attention of the Secretary at the principal office of the Company.

OTHER MATTERS

        The Board of Directors knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board of Directors intends that the persons named in the proxies will vote upon such matters in accordance with the best judgment of the proxy holders.

        Whether or not you intend to be present at the meeting, you are urged to fill out, sign, date and return the enclosed proxy at your earliest convenience.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ FU-CHIEH HSU
Fu-Chieh Hsu Chairman of the Board, President and Chief Executive Officer
Sunnyvale, California March 25, 2002

Appendix A
Monolithic System Technology, Inc.
Audit Committee Charter

PURPOSE

        The purpose of the Audit Committee of the Board of Directors of Monolithic System Technology, Inc. (the "Company") is to oversee and monitor the Company's financial reporting process and systems of internal controls regarding finance and accounting on behalf of the Board of Directors.

RESPONSIBILITIES OF AUDIT COMMITTEE

        The Board of Directors recognizes that the Company's management is responsible for preparing the Company's financial statements and implementing internal controls and that independent auditors are responsible for auditing those financial statements. In fulfilling these responsibilities, management and the independent auditors are ultimately accountable to the Audit Committee and the Board of Directors.

        Nothing in this Charter should be construed to imply that the Audit Committee is required to provide or does provide any assurance or certification as to the Company's financial statements or as to its compliance with laws, rules or regulations. In order to fulfill its oversight responsibility, the Audit Committee must be capable of conducting free and open discussions with management, internal and independent auditors, employees and others regarding the quality of the financial statements and the system of internal controls.

        The specific duties of the Audit Committee shall be as follows:

  Independent Auditors

  1.    Select and evaluate independent auditors, review their performance and recommend to the Board of Directors the appointment or replacement of independent auditors; and, to review and recommend to the Board of Directors fee arrangements in connection with such appointments.

  2.    Affirm the auditor's independence by:

    (i)    requiring that the auditors annually submit to the Audit Committee a formal written statement delineating all relationships between the auditors and the Company;

    (ii)    actively engaging in a dialogue with the auditors with respect to any disclosed relationships or services that may impact their objectivity and independence, including the matters required by Independence Standards Board Standard No. 1 Independence Discussions with Audit Committees (as it may be as may be modified or supplemented);

    (iii)    reviewing and discussing with the Board of Directors any relationships between the auditors and the Company, or any other relationship, that may adversely affect independence; and, reviewing and approving any significant management consulting engagements proposed to be undertaken by such auditors on behalf of the Company; and

    (iv)    recommending that the Board of Directors take appropriate action in response to the auditors' report to satisfy itself of their independence.

  3.    Annually require the auditors to confirm in writing their understanding of the fact that they are ultimately accountable to the Board of Directors of the Company and its Audit Committee.

  4.    Annually review the auditors' proposed audit plan and approach, as well as staffing and timing of the audit and related matters.

  5.    Obtain from management, review and approve, a description of issues and responses whenever a second opinion is proposed by management to be sought from another outside accountant.

  Financial Statements

  6.    Conduct a post-audit, pre-issuance review of the Company's annual financial statements, the auditor's opinion thereon, and any significant difficulties or disagreements with management encountered during the course of the audit.

  7.    Discuss the annual financial statements with the appropriate officers and/or employees of the Company and with the independent auditors, and discuss with the auditors the matters required to be discussed by relevant auditing standards, including the quality, and not just the acceptability, of the accounting principles and underlying estimates used in the statements.

  8.    When appropriate recommend to the Board of Directors that the annual financial statements be included in the Company's annual report on Form 10-K.

  9.    Prepare a report to the stockholders of the Company in each proxy statement, as required by the rules of the Securities and Exchange Commission ("Commission").

  10.    Review with the Company's financial management and the independent auditors the quarterly earnings releases and the schedule of any unrecorded adjustments to the Company's financial statements.

  11.    With regard to quarterly reports to the Commission on Form 10-Q, the Chairperson of the Committee and/or any member or members of the Committee whom he or she designates, shall review with management and the independent auditors the financial statements to be included in such filing prior to filing with the Commission.

  12.    Review prior to publication or filing and approve such other Company financial information, including appropriate regulatory filings and releases that include financial information, as the Committee deems desirable.

  Internal Accounting and Control Functions

  13.    Review the adequacy of the Company's system of internal accounting and financial control.

  14.    Annually review the quality of internal accounting and financial controls, the auditor's report or opinion thereon and any recommendations the auditor may have for improving or changing the Company's internal controls, as well as management's letter in response thereto and any other matters required to be discussed under Statement of Auditing Standards No. 61 (as it may be modified or supplemented).

  15.    Review with management the Company's major financial risk exposures and the steps management has taken and proposes to take to monitor and control such exposures.

  16.    Review proposed future internal audit plans proposed by management. General

  17.    Periodically review this Audit Committee Charter, and any provisions of the Company's by-laws which refer to the Audit Committee, and propose to the Board of Directors necessary or appropriate revisions;

  18.    At least annually, the Committee shall hold separate, private meetings without other members of management present, with each of the Company's Chief Financial Officer, Controller and the

  Company's independent auditors; and, each such person shall have free and direct access to the Committee and any of its members.

  19.    Periodically report its activities, concerns, conclusions and recommendations to the Board of Directors.

AUTHORITY

  20.    The Audit Committee and each of its members may communicate directly and/or privately with the Company's directors, officers, employees, consultants, agents, internal auditors, independent auditors, attorneys-in-fact, counsel (including inside and outside counsel) and advisors, and any and all third parties in the performance of the Committee's functions.

  21.    The Committee may cause an investigation to be made into any matter within the scope of its responsibilities under this Charter as the Committee deems necessary, or as otherwise requested by the Board or Directors. The Committee may require Company personnel to assist in any such investigation, and may engage independent resources to assist in such investigations as it deems necessary.

COMMITTEE MEMBERSHIP

  22.    The membership of the Audit Committee shall consist of three or more directors each of whom shall:

    (i)    have been appointed by the Board of Directors.

    (ii)    be free of any relationship to the Company which, in the opinion of the Board of Directors, may interfere with the exercise of independence from management and the Company;

    (iii)    be or shall become (within a reasonable period of time after his or her appointment to the Committee) "financially literate," as such qualification is interpreted by the Board of Directors in its discretion; and

    (iv)    otherwise meet the requirements of independence as set forth in the rules of The Nasdaq Stock Market or any other market on or through which the Company's securities may be traded (the "relevant listing authority"), as such rules may be amended from time to time. In addition, at least one member of the Audit Committee shall have accounting or related financial management expertise, as determined by the Board of Directors in its discretion.

  23.    The Board of Directors reserves all authority permitted under the rules of the Commission and the relevant listing authority in connection with any matter referred to in this Charter, including but not limited to the determination of independence of Audit Committee members.

MEETINGS

  24.    The Audit Committee shall meet as often as necessary to fulfill its functions as determined by the Committee, but no less than four times annually.

Proxy Card

Monolithic System Technology, Inc.
c/o Shareowner Services
P.O. Box 64873
St. Paul, MN 55164-0873

This Proxy is Solicited on Behalf of the Board of Directors
of Monolithic System Technology, Inc.

The undersigned, revoking any proxy previously given, hereby appoints Mr. Fu-Chieh Hsu and Mr. F. Judson Mitchell, and each of them, proxies, each with the full power of substitution, to vote, as designated on the other side, the shares of the undersigned at the 2002 Annual Meeting of Stockholders of Monolithic System Technology, Inc., on May 9, 2002, at 9:30 a.m., and any adjournment thereof, upon all matters as may properly come before the meeting. Discretionary authority will not be used in connection with voting or adjournment of the meeting in order to solicit further proxies.

We encourage you to specify your choice by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendation. This proxy, when properly executed, will be voted as directed. If no direction is given with respect to a particular proposal, this proxy will be voted for such proposal. The Proxies cannot vote your shares unless you sign this card on the REVERSE SIDE before returning it.

PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

See reverse for voting instructions.

Please detach here

	Please mark vote in box in the following manner using dark ink only.		☒
The Board of Directors Recommends a Vote "FOR" the listed nominees.
1.	The election of Directors:		For	Withhold
	01.	Carl E. Berg	☐	☐
	02.	Fu-Chieh Hsu	☐	☐
	03.	Denny R.S. Ko	☐	☐
	04.	Wingyu Leung	☐	☐
	05.	Wei Yen	☐	☐
The Board of Directors Recommends a Vote "FOR" the following proposal.
			For	Against	Abstain
2.	The ratification of the appointment of independent accountants Ernst & Young LLP.		☐	☐	☐
Mark here for address change ☐ And note it below:

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEMS 1 and 2.

Please sign exactly in the name or names you hold your shares of Common Stock. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please give your full title.

Signature	Signature	Date
/ /

QuickLinks

MONOLITHIC SYSTEM TECHNOLOGY, INC. NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS To be held on May 9, 2002
SOLICITATION AND VOTING PROCEDURES
REVOCABILITY OF PROXIES
BOARD OF DIRECTORS
EXECUTIVE COMPENSATION
SHARE OWNERSHIP
PERFORMANCE GRAPH
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
REPORT ON EXECUTIVE COMPENSATION BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
SPECIAL NOTE
STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING
OTHER MATTERS
Appendix A Monolithic System Technology, Inc. Audit Committee Charter
PURPOSE
RESPONSIBILITIES OF AUDIT COMMITTEE
AUTHORITY
COMMITTEE MEMBERSHIP
MEETINGS